Condor Hospitality Trust, Inc. Investor Presentation | August 2017 NYSE MKT: CDOR Exhibit 99.1

Safe Harbor Statement All statements included in this presentation, other than statements of historical fact, are or may be deemed to be “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in any forward-looking statements are discussed under the heading “Risk Factors” in our publicly available reports filed with the Securities and Exchange Commission. Investor Inquiries Jonathan J. Gantt Chief Financial Officer & Senior Vice President T: 301.861.3305 E: jgantt@trustcondor.com Cover Images Home2 Suites | Lexington, Kentucky

Q2 2017 Update | August 2017

Condor is a Self-Administered Lodging REIT with a Differentiated Investment Strategy Mission Provide to our shareholders attractive total returns for the lodging sector through disciplined investment in high-quality select-service, limited-service, extended stay, and compact full-service hotels and intensive asset management to achieve enhanced results 4 years Average Age(3) Bethesda, MD Corporate Headquarters 7.2% Dividend Yield(2) 2,260 Guestrooms Market capitalization and dividend yield based on closing share price of $10.765 on August 1, 2017 and annualized most recent quarterly dividend Based on 11,628,139 common shares outstanding as of June 30, 2017 Represents average age of Premium Portfolio hotels Percent of 1H17 Hotel EBITDA for Premium Portfolio Hotels and Legacy Held for Use (includes our 80% share of the Atlanta Aloft JV, operating results for certain hotels for periods prior to our ownership and assumes that all hotels were owned as of the beginning of 2017) Peer RevPAR growth is an average of a subset of select-service public peers pulled from company documents; Smith Travel Research US lodging industry RevPAR growth as reported on Hotel News Now $125 M(1,2) Equity Market Cap Note: Please see our reconciliation of non-GAAP measures in Appendix C of this presentation Majority of Hotel EBITDA Derived from High-Quality Select-Service(4) Legacy HFU Hotels 87% Premium Select-Service 19 Hotels 11 States YTD 2017 RevPAR Substantially Outperforming Peers and STR(5) Premium Portfolio [11] 2 Hotels Under Purchase Contract [3] 2 Hotels Located in Attractive, High-Growth Markets Note: Legacy Assets not shown YTD RevPAR Growth More than 2x National Average

Condor Presents a Compelling Investment Opportunity Execution of Strategy Producing Outperformance [Slide 5] Continued execution of strategy with completion of stated objectives Second consecutive quarter of RevPAR growth greater than peers and national average with 7.4% YTD growth vs. 3.0% growth for STR Margins for acquired hotels nearly 40% and expanding Differentiated Investment Thesis [Slide 6] Exclusive focus on high-quality, newer select-service hotels Emphasis on premium brands: Marriott, Hilton, IHG, and Hyatt flags Primarily focused on top 100 MSAs, particularly MSAs 20 – 60 Proven Ability to Execute Acquisition Strategy [Slide 7] Closed ~$261 million since Oct 2015 representing 1,715 rooms Robust acquisition pipeline of over $300 million in target markets Clearly defined investment criteria resulting in high-quality portfolio Multiple 3rd Party Managers with attractive, non-captive agreements Highly Attractive Dividend Yield [Slide 8] Appealing annualized dividend representing a yield of 7.2%(1) Dividend yield provides solid return as Condor builds scale Dividend is well-covered, representing only ~81% AFFO payout ratio(2) Growth-Oriented, Scalable Platform [Slide 9] Platform and team in place to increase scale and portfolio size Healthy debt profile with capacity to support acquisitions Growth-oriented capital structure to support scaling of portfolio Note: Please see our reconciliation of non-GAAP measures in Appendix C of this presentation Dividend yield based on closing share price of $10.765 on August 1, 2017 and annualized most recent quarterly dividend Earnings in 2Q17 per diluted share was $0.37; Coverage based on 2Q17 AFFO per diluted share of $0.24

Continued Execution of Stated Strategy Driving Outperformance Delivered 7.4% RevPAR growth in the first half of 2017 for the Premium Portfolio hotels, greater than 2x STR national RevPAR growth; Two consecutive quarters of RevPAR outperformance Successful Completion of Key Objectives Hotel EBITDA Margins nearly 40% with 50 bps increase year-over-year in second quarter Two Consecutive Quarters of RevPAR Outperformance Closed four Home2 Suites as scheduled in March and April 2017 Closed five legacy hotel sales year-to-date with remaining two under contract as of August 9, 2017 Closed $150M credit facility upsize in April 2017 with new banking partner, Bank of Montreal, contributing $50M Purchased the Hampton Inn Lake Mary for $19.3 million; Three premium-branded Marriott hotels under contract for $59.6M 1Q17 Same-Store RevPAR Growth (1,2,3) 2Q17 Same-Store RevPAR Growth (1,2,4) Peer RevPAR growth is an average of a subset of select-service public peers pulled from company documents; Smith Travel Research US lodging industry RevPAR growth as reported on Hotel News Now Condor’s same property RevPAR growth reflect the performance of hotels during the entire period, regardless of our ownership during the period presented. Results for the hotels for periods prior to our ownership were provided to us by prior owners and have not been adjusted by us. The performance metrics for the hotel acquired through our Atlanta JV reflect 100% of the operating results of the property, including our interest and the interest of our partner. Excludes Condor’s ownership of the Home2 Suites Memphis-Southaven and the Hampton Inn & Suites Lake Mary which were acquired after 1Q17 Includes Condor’s ownership of the Home2 Suites Memphis-Southaven and the Hampton Inn & Suites Lake Mary Note: Please see our reconciliation of non-GAAP measures in Appendix C of this presentation

Differentiated Investment Thesis Will Continue to Drive Outperformance

Expect Premium Select-Service in Secondary Lodging Markets to Drive Outsized Returns

Slower Supply Growth in Targeted Secondary Markets

- ~62% of new room supply concentrated in only the top 20 markets[1,2]
- 5.7% average room supply growth in the top 20 lodging markets as compared to only 4.0% in markets ranked 21-60 [1][2]
- Secondary markets substantially less affected by alternative lodging platforms like Airbnb

+

Strong Demand Growth for Premium Select-Service

- Upscale and upper-midscale chain scales forecasted to grow at compounded annual growth rates of 5.5% and 4.6%, respectively, through 2021[1]
- "Next generation" millennial travelers embracing lifestyle select-service brands such as Aloft and Home2 Suites

+

Minimal Competition Enables Accretive Valuations

- Less competition because peers focused on top 20 markets
- Select-service assets provide higher going-in cap rates and higher EBITDA margins resulting in (1) less volatility across cycles, (2) stable cash-on-cash yields and (3) less reliance on cap rate compression to drive investment returns

Closed / Under Contract Acquisitions Meet Well-Defined Investment Criteria

- Operates under leading premium franchise brands including Marriott, Hilton, Intercontinental, and Hyatt
- Top 100 MSAs with focus on 21-60 MSAs; Located in submarket sites with barriers to entry and reduced threat from new supply
- Multiple 3rd Party Managers with attractive, non-captive agreements
- Market exhibits favorable economic characteristics, specifically positive job and population growths
- Less than 10 years old or significantly renovated since 2012 to all current brand standards, which greatly minimizes required PIP investment
- Substantial time remaining on existing franchise license

(1) Source: CBRE Hotel's Americas Research, STR, Q4 2016
(2) Lodging markets ranked by CBRE as of Q4 2016

6

Proven Ability to Execute Acquisition Strategy with Robust Pipeline

Acquired / Under Contract

- ~$261 million acquired or under contract since October 2015 representing 1,715 rooms (1)

Pipeline

- Over $300 million of premium branded select-service assets under consideration that represent the top four hotel franchises with an average age of less than 10 years

Assembling Highest-Quality Portfolio of Select-Service Assets in Secondary Markets



SpringHill Suites San Antonio, TX
Rooms: 116
Acquired: October 2015



Courtyard Jacksonville, FL
Rooms: 120
Acquired: October 2015



Hotel Indigo Atlanta, GA
Rooms: 142
Acquired: October 2015



Aloft Atlanta, GA
Rooms: 254
Acquired: August 2016



Aloft Leawood, KS
Rooms: 156
Acquired: December 2016



Home2 Suites Lexington, KY
Rooms: 103
Acquired: March 2017



Home2 Suites Round Rock, TX
Rooms: 91
Acquired: March 2017



Home2 Suites Tallahassee, FL
Rooms: 132
Acquired: March 2017



Home2 Suites Southaven, MS
Rooms: 105
Acquired: April 2017



Hampton Inn Lake Mary, FL
Rooms: 130
Acquired: June 2017

Under Contract



Fairfield Inn & Suites El Paso, TX
Rooms: 124
Acquired: Expected 3Q17



Residence Inn Austin, TX
Rooms: 120
Acquired: Expected 3Q17


TOWNEPLACE SUITES
MARRIOTT

TownePlace Suites Austin, TX
Rooms:122
Acquired: Expected 1Q18

Note: See Appendix A for case studies

(1) Excludes Hilton Garden Inn Solomons asset which was acquired under previous management team

7

Attractive Dividend Yield Among the Highest in Lodging Industry Dividend Yield Very Attractive Compared to Peers and Index Averages(2) Source: SNL Financial, Bloomberg and company filings; Market data as of August 1, 2017 7.2% dividend yield provides solid returns as Condor adds scale Dividend is well-covered, representing an ~81% payout ratio on 2Q17 AFFO per share(1) Condor Hospitality Trust Primary Peers Lodging Peers Key Indices Earnings in 2Q17 per diluted share was $0.37; Coverage based on 2Q17 AFFO per diluted share of $0.24 Dividend yields are based on current dividend annualized Note: Please see our reconciliation of non-GAAP measures in Appendix C of this presentation

Transformed Equity Structure Positions Condor for Dramatic Growth Growth-Oriented, Scalable Platform Poised to Create Shareholder Value Healthy Debt Profile with Low Weighted-Average Cost of Debt Right-Sized Equity Capitalization with Strong Institutional Support ($M)(4) Share count and debt balances reflect June 30, 2017; debt balance includes IRSA convertible debt of $1.0M Excludes partner’s 20% interest in the Atlanta Aloft JV debt Debt balances and LOC availability (represents available facility based on contributed assets; total LOC capacity is $150M) as of June 30, 2017, excludes IRSA convertible debt of $1.0M as well as partner’s 20% share of Atlanta Aloft JV debt Preferred equity outstanding shown at face value; Common equity shown at market value as of August 1, 2017 Attractive Maturity Profile with Capacity to Support Growth ($M)(3) (1) (2) In-Place Platform with Dry Powder to Build Scale Platform, mgmt. team, and G&A in place to increase scale Additional liquidity available in capital recycling of remaining legacy assets Transformed balance sheet supports acquisition pipeline Borrowings of $54.8M under $150M credit facility as of June 30, 2017 Excess availability of $19.0M as of June 30, 2017 Leveraged LOC availability of $47.4M based on 60% leverage terms of credit facility Ability to exercise accordion feature to $400M contingent upon additional lender commitments Enterprise Value

Appendix A | Case Studies

Case Study | Peachtree Portfolio Acquisition Atlanta ranks as the 9th largest MSA and benefits directly from a diversity of industries: tech, government, healthcare, and manufacturing ATL airport traffic has been consistent and is showing signs of growth Airport is slated for $1B in upgrades over the next 8 years, including a possible sixth runway to accommodate more air/cargo traffic New $100M Porsche plant and HQ is under construction nearby; AMZN plans for a 300ksf distribution center 3 miles from airport Courtyard Jacksonville Flagler Center is located close to several large demand generators: 1.4 million square foot Flagler Center Baptist Medical Center South Citi card processing headquarters Renovated its guestroom soft goods, updated its lobby restaurant, and painted its exterior from November 2013 – March 2014 Features one of the most up‐to‐date hotel products in the competitive lodging market Acquisition Date: 10/2/2015 Flag / Brand: Hotel Indigo / IHG Rooms: 142 Year Built: 2010 Last Renovation: N/A MSA Ranking: 9 2Q17 ADR: $99.97 2Q17 Occupancy: 72.9% 2Q17 RevPAR: $72.85 Acquisition Date: 10/2/2015 Flag / Brand: Courtyard / Marriott Rooms: 120 Year Built: 2007 Last Renovation: 2014 MSA Ranking: 40 2Q17 ADR: $116.95 2Q17 Occupancy: 76.1% 2Q17 RevPAR: $89.02 Hotel Indigo Atlanta | 1776 Harvard Avenue Courtyard Jacksonville | 14402 Old St. Augustine Rd. Located in the 7th largest city by population and the 25th largest MSA in the nation San Antonio economy benefits from a prime location near the Mexican border, Austin, Dallas and Houston Recent conversion to a SpringHill Suites dramatically improves occupancy and daily rates Nearby downtown and Riverwalk areas have benefitted from significant growth in new housing developments and will continue to expand Springhill Suites San Antonio | 524 S Saint Mary’s St. Acquisition Date: 10/1/2015 Flag / Brand: SpringHill Suites / Marriott Rooms: 116 Year Built: 1997 Last Renovation: 2014 MSA Ranking: 25 2Q17 ADR: $133.54 2Q17 Occupancy: 78.0% 2Q17 RevPAR: $104.09

Case Study | Individual Hotel Acquisitions Surrounded by diverse demand generators including Georgia World Congress Center, Centennial Olympic Park, and Georgia Aquarium Atlanta is paced to exceed its room night target, driven by significant convention business Excellent location, situated in downtown Atlanta within walking distance to major demand generators New product after $25M renovation in 2014 Among the newest product in Leawood / Overland Park, a submarket of Kansas City Excellent location in the Park Place Village development, surrounded by office park, residential, retail, and a convention center Walkable amenities in Park Place Village including fine dining, brewery, luxury retailers, and a movie theater Demand drivers by major businesses in the area including IBM, Samsung, Sprint, Eriksson, and Black and Veatch Aloft Downtown Atlanta | 300 Spring St. NW Aloft Leawood / Kansas City | 11620 Ash St. Acquisition Date: 8/22/2016 Flag / Brand: Aloft / Marriott Rooms: 254 Year Built: 1982 Last Renovation: 2014 MSA Ranking: 9 2Q17 ADR: $131.12 2Q17 Occupancy: 84.2% 2Q17 RevPAR: $110.35 Acquisition Date: 12/14/2016 Flag / Brand: Aloft / Marriott Rooms: 156 Year Built: 2009 Last Renovation: NA MSA Ranking: 30 2Q17 ADR: $128.70 2Q17 Occupancy: 86.5% 2Q17 RevPAR: $111.33 Hampton Inn & Suites Lake Mary | 850 Village Oak Ln. Acquisition Date: 6/19/2017 Flag / Brand: Hampton Inn / Hilton Rooms: 130 Year Built: 2003 Last Renovation: 2016 MSA Ranking: 26 2Q17 ADR: $118.26 2Q17 Occupancy: 84.6% 2Q17 RevPAR: $100.03 Recent renovation included all guestrooms and public spaces Located within Colonial Townpark, a mixed-use development with 825k sf of class A office, a 450-unit apartment complex, retail, and a 12-screen movie theatre Demand drivers include AIG, Symantec, Wells Fargo, AT&T, AAA, Verizon, Convergys, Chase, Digital Risk and Fiserv Lake Mary is a major commerce hub with a $13.4 billion technology industry employing 53,000 people

Case Study | Vista Portfolio Acquisition Located in Florida’s state capitol, the demand generators are diverse and substantial, they include: the IRS, Florida State University, Florida A&M, Tallahassee Memorial Healthcare, Capital Regional Medical Center, AT&T, and multiple state agency headquarters Centered in a mixed-use development featuring major food/retail outlets and is three miles from FSU’s football stadium Home2 Suites Tallahassee | 219 S. Magnolia Drive Acquisition Date: 3/24/2017 Flag / Brand: Home2 Suites / Hilton Rooms: 132 Year Built: 2015 MSA Ranking: 140 2Q17 ADR: $123.59 2Q17 Occupancy: 86.8% 2Q17 RevPAR: $107.26 Located in the NW corner of MS, Southaven has experienced a 40% increase in population over the last ten years and boasts the state’s highest median income Demand generators include Baptist Memorial Hospital, AutoZone, FedEx, Future Electronics, Siemens, and Terex Distribution Southaven location off I-55 allows for quick access to downtown Memphis, Graceland, and Memphis International Airport Home2 Suites Southaven | 6750 Southcrest Pkwy Acquisition Date: 4/14/2017 Flag / Brand: Home2 Suites / Hilton Rooms: 105 Year Built: 2013 MSA Ranking: 42 2Q17 ADR: $121.43 2Q17 Occupancy: 93.8% 2Q17 RevPAR: $113.95 Located just off State Highway 27, the main north-south connector between downtown Lexington and the Beltway Major demand generators include the University of Kentucky (~30,000 students) and regional medical centers (~1,000 hospital beds), including UK Medical Center and Saint Joseph’s Healthcare, and various horseracing venues including Keeneland Race Track The University of Kentucky has invested $2B in new facilities in the past five years with $4B more planned Home2 Suites Lexington | 126 E. Lowry Lane Acquisition Date: 3/24/2017 Flag / Brand: Home2 Suites / Hilton Rooms: 103 Year Built: 2015 MSA Ranking: 107 2Q17 ADR: $125.25 2Q17 Occupancy: 86.9% 2Q17 RevPAR: $108.79 Located within La Frontera, a large, master-planned center with multi-tenant offices, 1M SF of retail, three apartment buildings, and a medical rehab hospital Primary demand generators include: Wayne Fueling Systems, Emerson Processing Center, Old Settlers Park, Farmers Insurance, Thermo Fisher Scientific, and Houghton Mifflin Harcourt building with 100K SF of class A office space Home2 Suites Round Rock | 1000 W. Louis Henna Blvd. Acquisition Date: 3/24/2017 Flag / Brand: Home2 Suites / Hilton Rooms: 91 Year Built: 2015 MSA Ranking: 31 2Q17 ADR: $123.42 2Q17 Occupancy: 85.0% 2Q17 RevPAR: $104.87

Case Study | Bedford Portfolio Acquisition [Under Contract] The El Paso area is home to 70 Fortune 500 companies making the region the 4th-largest manufacturing center on the continent; diverse demand generators include Western Refining, Exxon Mobil, Eureka, Leviton, Hoover, Boeing, and Delphi The hotel is adjacent to the El Paso International Airport, a gateway to West Texas, New Mexico, and Northern Mexico, serving 2.8 million passengers per year via five airlines El Paso is considered the medical hub of West Texas and Southern New Mexico with numerous medical centers As a percentage, Austin grew faster than all other large metros in the U.S. during 4 of the past 5 according to the U.S. Census Bureau; major demand generators include State Capitol business, SXSW film/music/tech festival, Austin City Limits music festival, Circuit of the Americas, and University of Texas among others Austin has received 465 corporate relocations since 2004 and boasts a booming tech job base ABIA is one of the country’s fastest growing airports. From 2012 to 2016, total passengers at the airport increased 32% to 12.4 million Fairfield Inn & Suites El Paso Airport | 6611 Edgemere Blvd. Residence Inn Austin Airport | 3201 Caseybridge Ct. Acquisition Date: Expected 3Q17 Flag / Brand: Fairfield Inn & Suites / Marriott Rooms: 124 Year Built: 2011 Last Renovation: NA MSA Ranking: 68 2016 ADR: $107.85 2016 Occupancy: 76.0% 2016 RevPAR: $81.92 Acquisition Date: Expected 3Q17 Flag / Brand: Residence Inn / Marriott Rooms: 120 Year Built: 2016 Last Renovation: NA MSA Ranking: 31 Partial 2016 ADR: $127.56 Partial 2016 Occupancy: 62.0% Partial 2016 RevPAR: $79.06 TownePlace Suites Austin North Tech Ridge | 12427 Tech Ridge Blvd. Acquisition Date: Expected 1Q18 Flag / Brand: TownePlace Suites / Marriott Rooms: 122 Year Built: 2017 Last Renovation: NA MSA Ranking: 31 2016 ADR: Unopened 2016 Occupancy: Unopened 2016 RevPAR: Unopened The Hotel is located in Austin’s burgeoning Tech Ridge region, the home to Austin’s premier tech campuses Since 2015, over 1.7 million SF of Class A office has been delivered within a five-miles radius of the Property. The area continues to attract notable firms such as Dell, Samsung, General Motors, and Charles Schwab The hotel is the newest hotel in the competitive set. Additionally, the TownePlace Suites brand benefits from its Marriott affiliation, averaging 110% RevPAR penetration across its North American portfolio

Appendix B | Asset List

Condor Portfolio as of August 7, 2017 Owned 80% by Condor HFS indicates the asset is currently marketed for sale

Appendix C | Non-GAAP Reconciliation

Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net earnings computed in accordance with GAAP, excluding gains or losses from sales of real estate assets, impairment, and the depreciation and amortization of real estate assets. FFO is calculated both for the Company in total and as FFO attributable to common shares and partnership units, which is FFO excluding preferred stock dividends. AFFO is FFO attributable to common shares and partnership units adjusted to exclude items we do not believe are representative of the results from our core operations, such as non-cash gains or losses on derivative liabilities and convertible debt, stock-based compensation expense, amortization of certain fees, losses on debt extinguishment, and in-kind dividends above stated rates, and cash charges for acquisition or equity raising costs. All REITs do not calculate FFO and AFFO in the same manner; therefore, our calculation may not be the same as the calculation of FFO and AFFO for similar REITs.   We consider FFO and AFFO to be useful additional measures of performance for an equity REIT because they facilitate an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO and AFFO provide a meaningful indication of our performance. We present AFFO per common share and partnership unit because our partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand AFFO applicable to common shares and partnership units.

Non-GAAP Reconciliation: Condor Hospitality Trust, Inc. FFO and AFFO

The following table reconciles net earnings to FFO and AFFO for the three and six months ended June 30, 2017 and 2016 (in thousands). All amounts presented include both continuing and discontinued operations as well as our portion of the results of our unconsolidated Atlanta JV.

	Three months ended June 30,		Six months ended June 30,	
Reconciliation of Net earnings to FFO and AFFO	2017	2016	2017	2016
Net earnings	$ 4,992	$ 8,343	$ 2,592	$ 16,030
Depreciation and amortization expense	1,769	1,289	2,820	2,698
Depreciation and amortization expense from JV	247	-	658	-
Net gain on disposition of assets	(4,852)	(8,856)	(4,849)	(12,904)
Net loss on disposition of assets from JV	2	-	3	-
Impairment loss, net	479	121	750	914
FFO	2,637	897	1,974	6,738
Dividends declared and undeclared and in kind dividends deemed on preferred stock	(271)	(1,057)	(11,874)	(18,797)
FFO attributable to common shares and partnership units	2,366	(160)	(9,900)	(12,059)
Net gain on derivatives and convertible debt	(227)	(162)	(402)	(6,279)
Net loss on derivative from JV	2	-	2	-
Acquisition and terminated transactions expense	215	53	717	147
Equity transactions expense	-	-	343	-
Loss on debt extinguishment	-	976	800	1,149
Stock-based compensation and LTIP expense	80	70	157	139
Amortization of deferred financing fees	280	174	416	349
Non-recurring dividends above stated rates declared and undeclared and in kind dividends deemed on preferred stock	127	12	11,030	16,739
AFFO attributable to common shares and partnership units	$ 2,843	$ 963	$ 3,163	$ 185
AFFO attributable to common shares and partnership units - Basic Shares	$ 2,843	$ 963	$ 3,163	$ 185
Convertible note interest	16	16	32	-
Preferred dividends at stated rates	144	978	650	-
AFFO attributable to common shares and partnership units - Diluted Shares	$ 3,003	$ 1,957	$ 3,845	$ 185
Total - Basic Earnings per Share	$ 0.40	$ 9.36	$ (1.28)	$ (4.39)
Total - Diluted Earnings per Share	$ 0.37	$ 1.17	$ (1.28)	$ (4.39)
AFFO per common share and partnership unit - Basic	$ 0.24	$ 1.06	$ 0.43	$ 0.20
AFFO per common share and partnership unit - Diluted	$ 0.24	$ 0.28	$ 0.40	$ 0.20
Weighted average common shares and partnership units - Basic	11,705,993	907,418	7,421,791	907,418
Weighted average common shares and partnership units - Diluted	12,494,519	7,030,050	9,496,127	907,418

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Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), Adjusted EBITDA, and Hotel EBITDA We calculate EBITDA and Adjusted EBITDA by adding back to net earnings certain non-operating expenses and certain non-cash charges which are based on historical cost accounting that we believe may be of limited significance in evaluating current performance. We believe these adjustments can help eliminate the accounting effects of depreciation and amortization and financing decisions and facilitate comparisons of core operating profitability between periods. In calculating EBITDA, we add back to net earnings interest expense, loss on debt extinguishment, income tax expense, and depreciation and amortization expense. In calculating Adjusted EBITDA, we adjust EBITDA to add back net gain/loss on disposition of assets, acquisition and terminated transactions expense, and equity transactions expense, which are cash charges. We also add back impairment and gain or loss on derivatives and convertible debt, which are non-cash charges. EBITDA and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies. We believe EBITDA and Adjusted EBITDA to be useful additional measures of our operating performance, excluding the impact of our capital structure (primarily interest expense), our asset base (primarily depreciation and amortization expense), and other items we do not believe are representative of the results from our core operations. The Company further excludes general and administrative expenses, other non-operating income or expense, and certain hotel and property operations expenses that are not allocated to individual properties in assessing hotel performance (primarily certain general liability and other insurance costs, land lease costs, and office and banking fees) from Adjusted EBITDA to calculate Hotel EBITDA. Hotel EBITDA is similar to the non-GAAP measure of Property Operating Income (“POI”) presented in filings prior to the September 30, 2016 Form 10-Q except that Hotel EBITDA also excludes the unallocated hotel and property operations expenses previously included in POI. Hotel EBITDA, as presented, may not be comparable to similarly titled measures of other companies. Hotel EBITDA is intended to isolate property level operational performance over which the Company’s hotel operators have direct control. We believe Hotel EBITDA is helpful to investors as it better communicates the comparability of our hotels’ operating results for all of the Company’s hotel properties and is used by management to measure the performance of the Company’s hotels and the effectiveness of the operators of the hotels.

Non-GAAP Reconciliation: Condor Hospitality Trust, Inc. EBITDA, Adjusted EBITDA, and Hotel EBITDA

The following table reconciles net earnings to EBITDA, Adjusted EBITDA, and Hotel EBITDA for the three and six months ended June 30, 2017 and 2016 (in thousands). All amounts presented include both continuing and discontinued operations as well as our portion of the results of our unconsolidated Atlanta JV.

	Three months ended June 30,		Six months ended June 30,	
Reconciliation of Net earnings to EBITDA, Adjusted EBITDA, and Hotel EBITDA	**2017**	**2016**	**2017**	**2016**
Net earnings	$ 4,992	$ 8,343	$ 2,592	$ 16,030
Interest expense	1,092	1,248	2,063	2,582
Interest expense from JV	297	-	902	-
Loss on debt extinguishment	-	976	800	1,149
Income tax expense	35	-	35	-
Depreciation and amortization expense	1,769	1,289	2,820	2,698
Depreciation and amortization expense from JV	247	-	658	-
EBITDA	8,432	11,856	9,870	22,459
Net gain on disposition of assets	(4,852)	(8,856)	(4,849)	(12,904)
Net loss on disposition of assets from JV	2	-	3	-
Impairment loss, net	479	121	750	914
Net gain on derivatives and convertible debt	(227)	(162)	(402)	(6,279)
Net loss on derivative from JV	2	-	2	-
Stock-based compensation and LTIP expense	80	70	157	139
Acquisition and terminated transactions expense	215	53	717	147
Equity transactions expense	-	-	343	-
Adjusted EBITDA	4,131	3,082	6,591	4,476
General and administrative expense, excluding stock comp and LTIP expense	1,431	1,207	2,846	2,586
Other expense (income), net	39	(23)	40	(2)
Unallocated hotel and property operations expense	65	162	197	278
Hotel EBITDA	$ 5,666	$ 4,428	$ 9,674	$ 7,338
Revenue	$ 14,252	$ 14,155	$ 24,613	$ 26,664
JV revenue	1,851	-	4,840	-
Condor and JV revenue	$ 16,103	$ 14,155	$ 29,453	$ 26,664
Hotel EBITDA as a percentage of revenue	35.2%	31.3%	32.8%	27.5%

21

Non-GAAP Reconciliation: Condor Hospitality Trust, Inc. EBITDA, Adjusted EBITDA, and Hotel EBITDA

The following tables present our revenue and Hotel EBITDA as presented above broken down by property type, adjusted to include the results of hotels owned by us at June 30, 2017 prior to our ownership. Results for the hotels for periods prior to our ownership were provided to us by prior owners and have not been adjusted by us. The results for the hotel acquired through our Atlanta JV included below reflect only our portion of the operating results of the property.

	Revenue by Property Type			
	Three months ended June 30,		Six months ended June 30,	
	2017	2016	2017	2016
New investment platform	$ 10,335	$ 4,214	$ 16,371	$ 8,249
Joint venture subsequent to ownership	1,851	-	4,840	-
Revenue earned on properties owned at June 30, 2017 prior to the Company's ownership, including the JV prior to ownership	1,190	9,068	5,981	17,214
Adjusted new investment platform, including JV	13,376	13,282	27,192	25,463
Legacy held for use	3,049	2,037	5,509	3,548
Legacy held for sale	868	7,904	2,733	14,861
Discontinued operations	-	-	-	6
Total Revenue, including revenue earned on properties owned at June 30, 2017 prior to the Company's ownership	$ 17,293	$ 23,223	$ 35,434	$ 43,878

	Hotel EBITDA by Property Type			
	Three months ended June 30,		Six months ended June 30,	
	2017	2016	2017	2016
New investment platform	$ 3,904	$ 1,525	$ 5,961	$ 2,936
Joint venture subsequent to ownership	573	-	1,702	-
Hotel EBITDA earned on properties owned at June 30, 2017 prior to the Company's ownership, including the JV prior to ownership	711	3,648	2,732	6,667
Adjusted new investment platform, including JV	5,188	5,173	10,395	9,603
Legacy held for use	1,050	635	1,561	877
Legacy held for sale	139	2,268	450	3,523
Discontinued operations	-	-	-	2
Total Hotel EBITDA, including revenue earned on properties owned at June 30, 2017 prior to the Company's ownership	$ 6,377	$ 8,076	$ 12,406	$ 14,005

	Hotel EBITDA % by Property Type			
	Three months ended June 30,		Six months ended June 30,	
	2017	2016	2017	2016
Adjusted new investment platform, including JV	38.8%	38.9%	38.2%	37.7%
Legacy held for use	34.4%	31.2%	28.3%	24.7%
Legacy held for sale	16.0%	28.7%	16.5%	23.7%
Discontinued operations	0.0%	0.0%	0.0%	33.3%
Total portfolio	36.9%	34.8%	35.0%	31.9%
Adjusted new investment platform Hotel EBITDA as a percentage of the aggregate of adjusted new investment platform and legacy held for use Hotel EBITDA	**83.2%**	**89.1%**	**86.9%**	**91.6%**
Legacy held for use Hotel EBITDA as a percentage of the aggregate of adjusted new investment platform and legacy held for use Hotel EBITDA	**16.8%**	**10.9%**	**13.1%**	**8.4%**

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Condor Hospitality Trust, Inc. Operating Performance Metrics The following table presents our same property occupancy, Average Daily Rate (“ADR”), and Revenue Per Available Room (“RevPAR”) for all our hotels owned at June 30, 2017. Same property occupancy, ADR, and RevPAR reflect the performance of hotels during the entire period, regardless of our ownership during the period presented. Results for the hotels for periods prior to our ownership were provided to us by prior owners and have not been adjusted by us. The performance metrics for the hotel acquired through our Atlanta JV, also presented below, reflect 100% of the operating results of the property, including our interest and the interest of our partner.